                                POWER OF ATTORNEY

        Known by all those present, that Jackson Alexander White hereby constitutes and appoints each of J. Leslie LaReau, Debra Richards, Len Cason and Shelly Glenn Lambertz as his true and lawful attorney-in-fact to:

        (1)    prepare, execute in the undersigned's name and on the
        undersigned's behalf, in the undersigned's individual capacity, and submit to the U.S. Securities and Exchange Commission (the "SEC") a
        Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 13 and 16(a) of the Securities Exchange Act of 1934, or any
        rule or regulation of the SEC;

        (2)    execute for and on behalf of the undersigned, in the
        undersigned's individual capacity as beneficial owner of stock of
        Continental Resources, Inc. (the "Company"), Schedules 13D and 13G, and
        Forms 3, 4 and 5 in accordance with Sections 13 and 16(a) of the
        Securities Exchange Act of 1934 and the rules thereunder;

        (3)    do and perform any and all acts for and on behalf of the
        undersigned, in the undersigned's individual capacity as beneficial owner of stock of the Company, which may be necessary or desirable to complete and execute any such Schedules 13D or 13G, and Forms 3, 4, and
        5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange, including the New
        York Stock Exchange, or similar authority; and

        (4)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, in the undersigned's individual capacity, including without limitation the execution and filing of a Form 4 with respect to a transaction which may be reported on a Form 5, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the discretion of such attorney-in-fact.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's designated substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Sections 13 and 16 of the Securities Exchange
Act of 1934, as amended, and the rules thereunder.

        This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each foregoing attorney-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of December 2021.

                                   /s/ Jackson Alexander White
                                   -------------------------------
                                   Name: Jackson Alexander White